UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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The Williams Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 9, 2015, The Williams Companies, Inc. (“Williams”) posted the following list of Questions and Answers to its intranet website that discusses, among other things, the proposed business combination transaction between Williams and Energy Transfer Equity, L.P.

Energy Transfer Equity Proposed Merger: Questions and Answers

When will ETE/Williams leadership be able to communicate an overall integration plan to employees?

Although it is too early to say when a full integration plan will be communicated, the intention is to begin appropriate discussions as soon as possible so that the structure/organization is ready to go when the merger closes.

What will the combined organization look like once the proposed merger closes?

It would be premature to speculate on the exact structure of the organization as there are several activities to be completed before the structure can be developed. We remain committed to providing transparency throughout the process and updating you as soon as possible at the appropriate stages.

Will there be an integration team?

There will be a thorough effort to develop an integration plan, but the process to complete that effort isn’t yet defined. Prior to closing we are limited to planning activities only, not implementing them.

What will happen to our benefits in the event that the proposed merger closes in general and the Williams Pension Plan specifically?

It’s important to remember that WMB, WPZ and ETE remain independent companies until a transaction is finalized and we will continue to operate in a “business as usual” manner, subject to our interim operating covenants. Until closing of the transaction, Williams benefit programs remain in place. As for after closing, we don’t know and can’t speak to ETE’s plans regarding benefits. We will communicate information to you as soon as we are able.

With regard to the pension benefits, it is important to note that any vested account balances/accrued benefits in the Williams Pension Plan are “protected accrued benefits” and generally cannot be decreased retroactively. Williams’ pension plan is well funded; in fact we have more than $1.3 billion held in trust available for funding pension plan obligations for the benefit of plan participants pursuant to federal rules.

How will benefits Annual Enrollment be handled this year?

We expect the merger to close in the first half of 2016. Therefore, benefits Annual Enrollment for 2016 will continue as currently planned, Nov. 9-20. It’s important to remember that both WMB, WPZ and ETE remain independent companies until a transaction is finalized and we will continue to operate in a “business as usual” manner, subject to our interim operating covenants.

How will the 2015 Annual Incentive Program be handled?

Williams’ employees continue to participate in the 2015 Annual Incentive Program (AIP). While the timing of the completion of the merger could impact how the AIP awards are calculated, the AIP will be paid by March 15, 2016.

If the transaction closes in 2016, payouts will be based on actual performance calculated using the most recent financial information available and will be determined by the Williams Compensation Committee in a manner consistent with past practice.

Can you provide information about Williams’ severance program?

While we don’t expect the large majority of Williams employees to be impacted by potential severance, we understand that knowledge of such programs provides some peace of mind during times of change.

In ordinary circumstances, Williams’ Standard Severance Pay Plan includes two weeks of base salary per full year of service based on the employees most recent hire date* up to a maximum of 52 weeks of base salary for severance eligible terminations. Partial-year service is not used for the calculation. From now until any closing of the ETE transaction, the plan’s ordinary circumstances are in effect.

The ACMP Severance Plan is in place until Dec. 31, 2015 and provides different severance benefits for Legacy Access employees, generally providing a minimum of 16 weeks of pay in the event of a severance eligible termination. Effective, Jan. 1, any severance eligible event impacting a legacy Access employee will be under the Williams Severance Pay Plan described above. (Through Dec. 31, 2015, Williams intends to provide a minimum of 16 weeks severance to legacy Williams employees who may become eligible for severance as a result of the Access integration.)

The Williams Severance Pay Plan provides a very generous enhanced severance benefit in the event of a severance eligible termination after a Change in Control. This provision becomes effective at the time of any Change in Control (i.e., upon closing of the ETE transaction, expected in the first half of 2016) and will remain in effect for two years after a Change in Control. This enhanced benefit provides three weeks of base salary per full year of service based on the employee’s most recent hire date.* Additionally, one week of base salary per $10,000 of annual base salary is added to the employees calculated severance amount. These two components can provide up to a maximum of 104 weeks of pay. The enhanced benefit provides for a pro-rata annual bonus (what Williams refers to as AIP) at target based on the employee’s termination date during the year severance is provided.

It is important to note that the enhanced program is not effective until any Change of Control has occurred and would be offered only in the event of a severance eligible termination per the terms of The Williams Companies, Inc. Severance Pay Plan. In other words, there is a “double trigger” – Change of Control and a severance eligible termination.

*Most recent hire date for purposes of any future enhanced severance benefit generally includes the following (note this is not an exhaustive list):

•	The most recent date an employee started working for Williams.

•	The most recent hire date prior to an instance when an employee was outsourced to IBM will apply if the employee continued to work for IBM, and returned directly to Williams from IBM.

•	The most recent Access hire date will be used if an employee transitioned directly from Access to Williams on Jan. 1, 2015.

•	The most recent Chesapeake hire date will be used if an employee transitioned directly from Chesapeake to Access and continued with Access through the Williams integration but only to the extent that date was formally recognized for the purpose of determining years of service for vesting within the Access Midstream 401(k) Plan. Note: if an employee departed Chesapeake for another employer and joined Access after the spinoff, the employee’s most recent Access hire date would be used, regardless of previous Chesapeake service.

Who should I contact if I have additional questions?

We recognize the uncertainty that this kind of change can create and will work diligently to make timely decisions to resolve any uncertainty as soon as possible.

In the meantime, if you have a question please send your questions to MyWilliams@Williams.com. We may not be able to answer every question at this time but we are committed to understanding your questions and providing updates as soon as is reasonably possible.

No Offer or Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information and Where to Find It

The proposed transaction involving Energy Transfer Equity, L.P. (“Energy Transfer”) and The Williams Companies, Inc. (“Williams”) will be submitted to Williams’ stockholders for their consideration. In connection with the proposed transaction, Energy Transfer Corp LP (“ETC”), Energy Transfer and Williams will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for Williams’ stockholders to be filed with the Securities and Exchange Commission (“SEC”), and Williams will mail the joint proxy statement/prospectus to its stockholders and file other documents regarding the proposed transaction with the SEC. This document is not intended to be, and is not, a substitute for such filings or for any other document that ETC, Energy Transfer or Williams may file with the SEC in connection with the proposed transaction. SECURITY HOLDERS ARE URGED TO CAREFULLY READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The registration statement, the joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed or furnished by ETC, Energy Transfer or Williams with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus from Energy Transfer by going to its investor relations page on its corporate website at http://ir.energytransfer.com and from Williams by going to its investor relations page on its corporate website at http://co.williams.com/investors.

Participants in the Solicitation

Energy Transfer, Williams, their respective directors and certain of their respective executive officers and employees may be deemed to be “participants” (as defined in Schedule 14A under the Exchange Act) in respect of the proposed transaction. Information about Energy Transfer’s directors and executive officers is set forth in its annual report on Form 10-K filed with the SEC on March 2, 2015, and information about Williams’ directors and executive officers is set forth in its definitive proxy statement filed with the SEC on April 10, 2015. These documents are available free of charge from the sources indicated above, and from Energy Transfer by going to its investor relations page on its corporate website at http://ir.energytransfer.com and from Williams by going to its investor relations page on its corporate website at http://co.williams.com/investors. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the joint proxy statement/prospectus and other relevant materials Energy Transfer and Williams file with the SEC.